SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Kennedy-Wilson Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-0508760
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Boulevard, Suite 700 Beverly Hills, California	90,212
(Address of principal executive offices)	(Zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

7.75% Senior Notes due 2042	The New York Stock Exchange
(Title of each class to be registered)	(Name of exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-184752

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

A description of the 7.75% Senior Notes due 2042 (the “Notes”) of Kennedy-Wilson, Inc. to be registered hereby is set forth under the caption “Description of Debt Securities” in the prospectus that constitutes a part of the Registration Statement, on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), File No. 333-184752 (the “Registration Statement”), of Kennedy-Wilson Holdings, Inc. (the “Company”), initially filed with the SEC on November 5, 2012, as subsequently amended by any subsequent amendments to such Registration Statement, by the prospectus supplement of the Company filed with the SEC on November 21, 2012, and by any subsequent prospectus supplements of the Company filed with the SEC under the Securities Act relating to the Notes. Such description, as amended by any such amendments and prospectus supplements, is hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference.

4.1(1)	Form of Indenture for Debt Securities.
4.2(2)
Supplemental Indenture No. 1, dated as of November 28, 2012, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association.

4.3	Form of note representing the 7.75% Senior Notes due 2042 (included in exhibit 4.2)
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(1)	Incorporated by reference to Exhibit 4.3 to Kennedy-Wilson Holdings, Inc.'s Registration Statement on Form S-3, filed with the SEC on November 5, 2012.

(2)	Incorporated by reference to Exhibit 4.2 to Kennedy-Wilson Holdings, Inc.'s Current Report on Form 8-K, filed with the SEC on November 28, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 28, 2012	KENNEDY-WILSON HOLDINGS, INC.

	By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer